EXHIBIT 99.1
Blue Hills Bancorp, Inc. Reports Third Quarter Earnings
Announces Completion of Second Stock Repurchase Program

NORWOOD, Mass.--(GLOBE NEWSWIRE)- Blue Hills Bancorp, Inc. (the “Company” or "Blue Hills Bancorp") (NASDAQ: BHBK), the parent of Blue Hills Bank (the "Bank"), today announced net income of $1,630,000, or $0.07 per diluted share, for the third quarter of 2016 compared to net income of $1,358,000, or $0.05 per diluted share, for the second quarter of 2016 and net income of $1,810,000, or $0.07 per diluted share, for the third quarter of 2015. For the nine months ended September 30, 2016, net income was $4,655,000, or $0.19 per diluted share, versus net income of $4,815,000, or $0.18 per diluted share, for the nine months ended September 30, 2015.

As previously disclosed in a current report on Form 8-K as filed with the Securities and Exchange Commission on September 13, 2016, the Company recorded a charge-off of $3.3 million in the third quarter of 2016 related to problem loans to one commercial customer. This charge-off, when combined with the effect of a specific reserve of $558,000 ($366,000 after-tax) established against these loans during the second quarter of 2016, resulted in a pre-tax charge against third quarter income of $2.7 million ($1.8 million after-tax).  Excluding these charges, net income for the third quarter of 2016 would have been $3.5 million, or $0.14 per diluted share, while net income for the second quarter would have been $1.7 million, or $0.07 per diluted share.  For the nine months ended September 30, 2016, net income would have been $6.9 million, or $0.28 per diluted share.

Commenting on the Company's results, William Parent, President and Chief Executive Officer of Blue Hills Bancorp, said, "The strength in our core businesses is clearly visible in our third quarter results. Our commercial and residential lending units continue to drive net interest income improvement through loan originations and both businesses also contributed to the improvement in fee income seen this quarter. The mortgage business, in particular, had a strong quarter more than doubling the originations in the third quarter of last year. Our deposit business continues to be a valuable source of funding for our lending operations and we are excited by the recent opening of our newest branch in the Seaport District of Boston. Investment spending has been key to transforming the Company into a full service community bank, but at the same time achieving positive operating leverage is very important to us. This is evident when looking at the first nine months of 2016 as pre-tax income before the provision for loan losses (excluding securities gains and bank-owned life insurance death benefit gains) has grown 29% from the comparable period in 2015. As we move forward, we will continue to be vigilant on credit quality and will pursue all legal remedies to recover losses and costs related to the $3.3 million commercial loan charge-off we took in the third quarter. We will also continue to deploy our excess capital through share buybacks and other avenues."

BALANCE SHEET
Compared to June 30, 2016, total assets grew $73 million, or 3%, to $2.3 billion at September 30, 2016. The increase was due to loan growth as total loans increased $74 million, or 4%, to $1.8 billion at September 30, 2016 driven by higher levels of residential mortgage loans and commercial real estate loans, partially offset by declines in other categories. Aside from the increase in loans, there were no other material changes to the balance sheet compared to June 30, 2016.

Compared to September 30, 2015, total assets increased $379 million, or 20%. Loans also drove the growth in total assets in this comparison, increasing $392 million, or 29%. By category, the increase was driven by residential mortgages, which were up $205 million, or 38%, and commercial real estate loans, which were up $163 million, or 33%. All other loan categories had minor changes. Residential mortgage loan originations were $172 million in the third quarter of 2016, up 123% from the third quarter of 2015, as the expanded origination team continued to grow the business and gain market share. In the third quarter of 2016, commercial loans (real estate and non-real estate combined) totaling $82 million (of which 31% related to commercial business loans) were added to the balance sheet compared to $91 million in the third quarter of 2015 (of which 39% related to commercial business loans). The growth in loans was partially offset by a decline in securities available for sale, which were $210 million at September 30, 2016, down 9% from $232 million at September 30, 2015. The decline reflects a lower level of corporate and municipal bonds, as well as a lower level of mutual funds.

Compared to June 30, 2016, deposits grew $81 million, or 5%, to $1.7 billion at September 30, 2016. The increase from the second quarter of 2016 was driven by increases in consumer, commercial and brokered deposits. By category, the growth was mainly reflected in NOW & demand deposits, which were up $39 million and brokered certificates of deposit, which were up $34 million. Compared to September 30, 2015, deposits grew $336 million, or 25%, and included growth in all customer segments (consumer, small business, commercial and municipal). By category, the most significant increase was seen in money market deposits, which were up $177 million. In addition, brokered certificates of deposit increased $85 million and NOW and demand deposits were up $53 million. Borrowings also grew $49 million from a year ago, which helped support the growth in the loan portfolio. A $60 million increase in long-term borrowings was partially offset by an $11 million decline in short-term borrowings.

Stockholders’ equity was $390 million at September 30, 2016 compared to $392 million at June 30, 2016 and $408 million at September 30, 2015. The decline in stockholders' equity from a year ago mainly reflects share repurchases, as well as the payment of common stock dividends. These declines were partially offset by $7.1 million of earnings over the past four quarters.

During the third quarter of 2016, the Company repurchased 400,900 shares of stock at an average price of $14.32 for a total cost of $5.7 million. This brings total repurchases over the past five quarters to 2,447,140 shares at an average price of $14.15 for a total cost of $34.6 million. At September 30, 2016, the Company had repurchased 92% of the 1,119,000 shares authorized under its second share repurchase program, which was announced in February 2016. The second share repurchase program was completed in October and as previously announced on September 13, 2016, the Board of Directors authorized the Company’s third stock repurchase program pursuant to which the Company may purchase up to 1,345,087 shares of its issued and outstanding shares of common stock, which represents approximately 5% of the Company's issued and outstanding shares. The third repurchase program commenced upon the completion of the second program in October.

NET INTEREST AND DIVIDEND INCOME
Net interest and dividend income was $14.5 million in the third quarter of 2016, up $1.2 million, or 9%, from $13.3 million in the second quarter of 2016. Net interest margin improved to 2.67% in the third quarter of 2016 from 2.56% in the second quarter of 2016.

Net interest and dividend income on a fully taxable equivalent basis was $14.6 million for the third quarter of 2016, up $1.2 million, or 9%, from $13.4 million for the second quarter of 2016. Net interest margin on a fully taxable equivalent basis improved to 2.68% for the third quarter of 2016 from 2.58% for the second quarter of 2016. Included in net interest income and margin is $193,000 of accelerated bond discount accretion in the third quarter of 2016 and $203,000 of accelerated bond premium amortization in the second quarter of 2016. The amounts in both quarters related to the redemption of bonds.

The table shown below provides a reconciliation of reported to adjusted net interest and dividend income and margin for the last five quarters. Commentary which follows the table will focus on changes in adjusted net interest income and margin.

(Unaudited, dollars in thousands)	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Net Interest Income
Reported net interest and dividend income	$14,495	$13,316	$13,201	$14,572	$13,205
FTE adjustment	65	77	87	87	88
Reported net interest and dividend income (FTE)	14,560	13,393	13,288	14,659	13,293
Mutual fund dividends	(96)	—	(21)	(2,066)	(1,509)
Purchase accounting accretion	(115)	(133)	(127)	(303)	(142)
Accelerated bond amortization/(accretion) on note redemptions	(193)	203	—	—	—
Adjusted net interest and dividend income (FTE) (1)	$14,156	$13,463	$13,140	$12,290	$11,642

Net Interest Margin
Reported net interest margin	2.67%	2.56%	2.61%	3.03%	2.94%
FTE adjustment	0.01	0.02	0.01	0.01	0.02
Reported net interest margin (FTE)	2.68	2.58	2.62	3.04	2.96
Mutual fund dividends (2)	0.03	0.05	0.06	(0.36)	(0.27)
Purchase accounting accretion (2)	(0.02)	(0.03)	(0.03)	(0.07)	(0.03)
Accelerated bond amortization/(accretion) on note redemptions	(0.04)	0.04	—	—	—
Adjusted net interest margin (FTE) (1)	2.65%	2.64%	2.65%	2.61%	2.66%

(1) Management believes that it is a standard practice in the banking industry to present net interest margin and net interest income on a fully taxable equivalent basis (FTE). Therefore, management believes, these measures provide useful information to investors by allowing them to make peer comparisons.

(2) Note: In calculating the net interest margin impact of mutual fund dividends and purchase accounting accretion, average earning assets were adjusted to remove the average balances associated with each item. In quarters where mutual fund dividend income is low, the removal of the dividend and its related average balance has a positive impact on the adjusted net interest margin. Management believes this adjusted net interest margin is useful because of the volatility or non-recurring nature of certain items from quarter to quarter.

Adjusted net interest and dividend income on a fully tax equivalent basis increased $693,000, or 5%, to $14.2 million in the third quarter of 2016 compared to the second quarter of 2016. The increase was mainly driven by a $91 million, or 6%, increase in average loans due to higher levels of residential mortgages and commercial real estate loans. In addition, the improvement in adjusted net interest income was helped by a one basis point increase in adjusted net interest margin to 2.65% for the third quarter of 2016.

Compared to the third quarter of 2015, adjusted net interest and dividend income on a fully taxable equivalent basis increased $2.5 million, or 22%, while adjusted net interest margin declined by one basis point to 2.65%. As was the case in the comparison with the second quarter of 2016, the growth in adjusted net interest and dividend income was mainly due to a higher level of average loans which were up $410 million, or 31%, from the third quarter of last year driven mainly by increases in residential mortgages, commercial real estate loans, and construction loans.

The Company received mutual fund dividends in the second halves of 2015 and 2014 totaling $3.6 million and $3.5 million, respectively. As previously disclosed, the Company believes that total mutual fund dividends for the second half of 2016 will be meaningfully lower than in either of the past two years. Mutual fund dividends in the third quarter of 2016 were $96,000, compared to $1.5 million in the third quarter of 2015.

NONINTEREST INCOME
Noninterest income was $4.1 million in the third quarter of 2016, up $1.3 million, or 47%, from $2.8 million in the second quarter of 2016. The increase was mainly due to the following factors:

•
Mortgage banking revenue was $1.3 million in the third quarter, up $731,000, or 138%, from $531,000 for the second quarter. This reflects a significant increase in mortgage originations from the second quarter and the revenue improvement was mainly due to a higher level of gains on the sale of loans and the valuation of mortgage derivatives.

•
Loan level derivative fee income was $770,000 for the third quarter compared to $322,000 for the second quarter. Revenue in this category can be volatile since it is a function of the amount of commercial loans that customers opt to convert from floating to fixed rate via interest rate swaps in any given quarter.

•
Miscellaneous income improved to $214,000 in the third quarter from $128,000 in the second quarter. As has been the case in most quarters, miscellaneous income is impacted by the portfolio of commercial loan customer back-to-back interest rate swap contracts where customers opt to convert their loans from floating to fixed rate via interest rate swaps. While fee income from these contracts is recorded to loan level derivative fee income, GAAP requires that the Company must mark these contracts to fair value over the life of each swap and these valuation marks are reflected in miscellaneous income. The Company recorded positive credit valuation marks in the third quarter as interest rates increased and negative credit valuation marks in the second quarter as interest rates declined. While these interest rate marks create quarterly volatility in operating results, barring unforeseen credit-related circumstances there is no net impact to earnings over the life of each contract. The improvement in miscellaneous income related to the interest rate swap contracts was partially offset by the absence of income received in the second quarter on CRA-qualified SBIC investments.

Compared to the third quarter of 2015, noninterest income increased $2.4 million, or 144%. The increase was primarily due to higher mortgage banking revenue, securities gains, bank-owned life insurance death benefit gains, loan level derivative fee income and miscellaneous income. The latter was impacted by the Company recording positive credit valuation marks on commercial loan customer interest rate swap contracts in the third quarter of 2016 compared to negative marks in the third quarter of 2015.

NONINTEREST EXPENSE
Noninterest expense was $13.2 million in the third quarter of 2016, up $299,000, or 2%, from the second quarter. By category, the more significant increase was in salaries and benefits expense, which grew $458,000 from the second quarter. This was mainly due to a higher level of mortgage-related commissions reflecting an increase in originations as well as the recording of a $359,000 one-time adjustment in the third quarter to appropriately match the deferral and accrual of the mortgage-related commissions. The third quarter also included approximately $200,000 of expenses, the bulk of which is in professional fees, related, primarily, to litigation costs associated with the problem loans to one commercial customer that resulted in a $3.3 million chargeoff in the third quarter. Several categories of noninterest expense were lower in the third quarter compared to the second quarter with the biggest decline seen in advertising expense, which was down $224,000, or 31%.

Compared to the third quarter of 2015, noninterest expense increased $2.4 million, or 22%. A major factor driving this increase was the recording of $1.2 million of expense in the third quarter of 2016 related to the vesting of stock awards and options under the Equity Incentive Plan. Approximately 80% of the expense related to the Equity Incentive Plan is included in salaries and benefits expense and the remainder is reflected in directors' fees. The comparison with the prior year was also impacted by higher mortgage-related commissions, including the one-time adjustment discussed above, and the costs associated with the problem loans to one commercial customer referred to above. In addition, franchise growth also contributed to the increase in noninterest expense, including the opening of a new branch in Westwood in the fourth quarter of 2015, as well as new loan and mortgage production offices and the onboarding of new asset-based lending and municipal banking businesses.

ASSET QUALITY
The provision for loan losses, which in all quarters reflects management’s assessment of risks inherent in the loan portfolio, was $2.9 million in the third quarter of 2016 compared to $1.1 million in the second quarter of 2016 and $1.3 million in the third quarter of 2015. The increase in the provision from the second quarter was mainly due to the previously discussed loans charged off to one commercial customer. During the third quarter of 2016, a provision of $2.7 million was recorded on these loans compared to a provision of $558,000 in the second quarter of 2016. Loan growth and loan mix impact the level of provision needed each quarter and a decline in loan growth to 4% in the third quarter from 6% in the second quarter coupled with a change in loan mix resulted in a lower provision, excluding the provision related to the charge-off.

The allowance for loan losses as a percentage of total loans was 1.01% at September 30, 2016 compared to 1.07% at June 30, 2016 and 1.10% at September 30, 2015. The Company had net loan charge-offs of $3.2 million in the third quarter of 2016 ($3.3 million related to the previously discussed problem loans to one commercial customer) compared to net charge-offs of $19,000 in the second quarter of 2016 and net charge-offs of $13,000 in the third quarter of 2015.

Nonperforming assets declined to $7.8 million at September 30, 2016 from $15.0 million at June 30, 2016. Nonperforming assets were $5.0 million at September 30, 2015. The $7.1 million decline in nonperforming assets from the end of the second quarter of this year reflects the aforementioned $3.3 million charge-off related to problem loans to one commercial customer. Loans to this customer on nonaccrual at September 30, 2016 totaled $771,000. In addition, loans to another borrower totaling $4.2 million, which were originally placed on nonaccrual in the fourth quarter of 2015, were removed from nonaccrual in the third quarter of 2016 as the credit situation improved and the loans have been performing in accordance with the terms. Nonperforming assets as a percentage of total assets were 0.34% at September 30, 2016, 0.67% at June 30, 2016 and 0.26% at September 30, 2015.

ABOUT BLUE HILLS BANCORP
Blue Hills Bancorp, Inc., with corporate headquarters in Norwood MA, had assets of $2.3 billion at September 30, 2016 and operates 12 branch offices in Boston, Brookline, Dedham, Hyde Park, Milton, Nantucket, Norwood, West Roxbury, and Westwood, Massachusetts. Blue Hills Bank is a full service, community bank with its main office in Hyde Park, Massachusetts. The Bank's three branches in Nantucket, Massachusetts operate under the name, Nantucket Bank, a division of Blue Hills Bank. The Bank provides consumer and commercial deposit and loan products to Eastern Massachusetts through a growing branch network and eCommerce channels. The Bank offers commercial business and commercial real estate loans in addition to cash management services and commercial deposit accounts. The Bank also serves consumers through a full suite of consumer banking products including checking accounts, mortgage loans, equity lines of credit and traditional savings and certificate of deposit accounts. The Bank has invested substantially in online technology including online account opening and funding, online mortgage applications, online banking, mobile banking, bill pay and mobile deposits. Blue Hills Bank has been serving area residents for over 140 years. For more information about Blue Hills Bank, visit the Blue Hills web site at www.bluehillsbank.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release, as well as other written communications made from time to time by the Company and its subsidiaries and oral communications made from time to time by authorized officers of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the PSLRA). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: our ability to implement successfully our business strategy, which includes significant asset and liability growth; changes that could adversely affect the business in which the Company and the Bank are engaged; prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services. For additional information on some of the risks and important factors that could affect the Company’s future results and financial condition, see “Risk Factors” in the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Media and Investor Contact:
William Parent, 617-360-6520

Blue Hills Bancorp, Inc.
Consolidated Balance Sheets

(Unaudited, dollars in thousands)				% Change
	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016 vs. June 30, 2016	September 30, 2016 vs. September 30, 2015
Assets
Cash and due from banks	$15,490	$13,710	$9,447	13.0%	64.0%
Short term investments	21,512	29,485	11,533	(27.0)%	86.5%
Total cash and cash equivalents	37,002	43,195	20,980	(14.3)%	76.4%
Securities available for sale, at fair value	210,273	204,973	231,697	2.6%	(9.2)%
Securities held to maturity, at amortized cost	197,863	196,454	197,632	0.7%	0.1%
Federal Home Loan Bank stock, at cost	13,505	12,833	11,702	5.2%	15.4%
Loans held for sale	2,134	6,097	21,423	(65.0)%	(90.0)%
Loans:
1-4 family residential	746,366	675,952	541,382	10.4%	37.9%
Home equity	80,604	81,649	73,494	(1.3)%	9.7%
Commercial real estate	660,458	608,669	497,217	8.5%	32.8%
Construction	71,281	107,049	54,283	(33.4)%	31.3%
Total real estate loans	1,558,709	1,473,319	1,166,376	5.8%	33.6%
Commercial business	169,076	178,112	163,971	(5.1)%	3.1%
Consumer	31,435	33,707	36,855	(6.7)%	(14.7)%
Total loans	1,759,220	1,685,138	1,367,202	4.4%	28.7%
Allowance for loan losses	(17,730)	(18,079)	(15,082)	(1.9)%	17.6%
Loans, net	1,741,490	1,667,059	1,352,120	4.5%	28.8%
Premises and equipment, net	21,362	20,136	19,485	6.1%	9.6%
Accrued interest receivable	5,388	5,640	5,174	(4.5)%	4.1%
Goodwill and core deposit intangible	10,831	11,125	12,151	(2.6)%	(10.9)%
Net deferred tax asset	8,780	8,958	8,368	(2.0)%	4.9%
Bank-owned life insurance	31,743	31,558	31,358	0.6%	1.2%
Other assets	33,295	32,733	22,348	1.7%	49.0%
Total assets	$2,313,666	$2,240,761	$1,934,438	3.3%	19.6%
Liabilities and Stockholders' Equity
Deposits:
NOW and demand	$337,225	$298,178	$284,720	13.1%	18.4%
Regular savings	270,067	274,866	288,597	(1.7)%	(6.4)%
Money market	518,360	506,251	341,588	2.4%	51.8%
Certificates of deposit	339,064	339,415	310,424	(0.1)%	9.2%
Brokered money market	46,235	45,231	33,924	2.2%	36.3%
Brokered certificates of deposit	170,506	136,965	85,705	24.5%	98.9%
Total deposits	1,681,457	1,600,906	1,344,958	5.0%	25.0%
Short-term borrowings	103,700	130,000	115,000	(20.2)%	(9.8)%
Long-term debt	105,000	85,000	45,000	23.5%	133.3%
Other liabilities	33,820	32,903	21,868	2.8%	54.7%
Total liabilities	1,923,977	1,848,809	1,526,826	4.1%	26.0%
Common stock	261	265	282	(1.5)%	(7.4)%
Additional paid-in capital	251,341	255,781	276,730	(1.7)%	(9.2)%
Unearned compensation- ESOP	(20,686)	(20,876)	(21,445)	(0.9)%	(3.5)%
Retained earnings	158,620	157,714	153,969	0.6%	3.0%
Accumulated other comprehensive income (loss)	153	(932)	(1,924)	(116.4)%	(108.0)%
Total stockholders' equity	389,689	391,952	407,612	(0.6)%	(4.4)%
Total liabilities and stockholders' equity	$2,313,666	$2,240,761	$1,934,438	3.3%	19.6%

Blue Hills Bancorp, Inc.
Consolidated Balance Sheet Trend

(Unaudited, dollars in thousands)	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Assets
Cash and due from banks	$15,490	$13,710	$13,852	$10,932	$9,447
Short term investments	21,512	29,485	18,157	22,366	11,533
Total cash and cash equivalents	37,002	43,195	32,009	33,298	20,980
Securities available for sale, at fair value	210,273	204,973	237,669	231,690	231,697
Securities held to maturity, at amortized cost	197,863	196,454	196,578	200,141	197,632
Federal Home Loan Bank stock, at cost	13,505	12,833	16,137	13,567	11,702
Loans held for sale	2,134	6,097	3,926	12,877	21,423
Loans:
1-4 family residential	746,366	675,952	621,801	602,138	541,382
Home equity	80,604	81,649	80,571	77,633	73,494
Commercial real estate	660,458	608,669	586,151	559,609	497,217
Construction	71,281	107,049	92,481	79,386	54,283
Total real estate loans	1,558,709	1,473,319	1,381,004	1,318,766	1,166,376
Commercial business	169,076	178,112	168,976	182,536	163,971
Consumer	31,435	33,707	36,977	39,075	36,855
Total loans	1,759,220	1,685,138	1,586,957	1,540,377	1,367,202
Allowance for loan losses	(17,730)	(18,079)	(16,985)	(17,102)	(15,082)
Loans, net	1,741,490	1,667,059	1,569,972	1,523,275	1,352,120
Premises and equipment, net	21,362	20,136	20,099	20,015	19,485
Accrued interest receivable	5,388	5,640	5,588	5,344	5,174
Goodwill and core deposit intangible	10,831	11,125	11,443	11,785	12,151
Net deferred tax asset	8,780	8,958	8,774	10,665	8,368
Bank-owned life insurance	31,743	31,558	31,883	31,626	31,358
Other assets	33,295	32,733	28,150	20,060	22,348
Total assets	$2,313,666	$2,240,761	$2,162,228	$2,114,343	$1,934,438
Liabilities and Stockholders' Equity
Deposits:
NOW and demand	$337,225	$298,178	$285,391	$288,143	$284,720
Regular savings	270,067	274,866	283,586	287,344	288,597
Money market	518,360	506,251	408,591	368,050	341,588
Certificates of deposit	339,064	339,415	329,012	311,978	310,424
Brokered money market	46,235	45,231	46,673	41,807	33,924
Brokered certificates of deposit	170,506	136,965	131,352	136,527	85,705
Total deposits	1,681,457	1,600,906	1,484,605	1,433,849	1,344,958
Short-term borrowings	103,700	130,000	170,000	205,000	115,000
Long-term debt	105,000	85,000	85,000	55,000	45,000
Other liabilities	33,820	32,903	29,067	21,665	21,868
Total liabilities	1,923,977	1,848,809	1,768,672	1,715,514	1,526,826
Common stock	261	265	269	276	282
Additional paid-in capital	251,341	255,781	260,041	269,078	276,730
Unearned compensation- ESOP	(20,686)	(20,876)	(21,065)	(21,255)	(21,445)
Retained earnings	158,620	157,714	157,090	155,918	153,969
Accumulated other comprehensive income (loss)	153	(932)	(2,779)	(5,188)	(1,924)
Total stockholders' equity	389,689	391,952	393,556	398,829	407,612
Total liabilities and stockholders' equity	$2,313,666	$2,240,761	$2,162,228	$2,114,343	$1,934,438

Blue Hills Bancorp, Inc.
Consolidated Statements of Net Income - Quarters

(Unaudited, dollars in thousands, except share data)	Quarters Ended			% Change
	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016 vs. June 30, 2016	September 30, 2016 vs. September 30, 2015
Interest and fees on loans	$15,113	$14,138	$11,509	6.9%	31.3%
Interest on securities	2,238	2,037	2,227	9.9%	0.5%
Dividends	312	155	1,673	101.3%	(81.4)%
Other	22	26	9	(15.4)%	144.4%
Total interest and dividend income	17,685	16,356	15,418	8.1%	14.7%
Interest on deposits	2,732	2,484	1,926	10.0%	41.8%
Interest on borrowings	458	556	287	(17.6)%	59.6%
Total interest expense	3,190	3,040	2,213	4.9%	44.1%
Net interest and dividend income	14,495	13,316	13,205	8.9%	9.8%
Provision for loan losses	2,872	1,113	1,318	158.0%	117.9%
Net interest and dividend income, after provision for loan losses	11,623	12,203	11,887	(4.8)%	(2.2)%
Deposit account fees	347	307	319	13.0%	8.8%
Interchange and ATM fees	418	393	430	6.4%	(2.8)%
Mortgage banking	1,262	531	52	137.7%	2,326.9%
Loan level derivative fee income	770	322	513	139.1%	50.1%
Realized securities gains, net	562	664	238	(15.4)%	136.1%
Bank-owned life insurance income	262	257	258	1.9%	1.6%
Bank-owned life insurance death benefit gains	297	209	—	42.1%	NM
Miscellaneous	214	128	(116)	67.2%	(284.5)%
Total noninterest income	4,132	2,811	1,694	47.0%	143.9%
Salaries and employee benefits	7,596	7,138	5,591	6.4%	35.9%
Occupancy and equipment	1,807	1,653	1,617	9.3%	11.8%
Data processing	908	803	939	13.1%	(3.3)%
Professional fees	743	678	610	9.6%	21.8%
Advertising	495	719	620	(31.2)%	(20.2)%
FDIC deposit insurance	270	352	262	(23.3)%	3.1%
Directors' fees	344	399	112	(13.8)%	207.1%
Amortization of core deposit intangible	294	318	390	(7.5)%	(24.6)%
Other general and administrative	777	875	707	(11.2)%	9.9%
Total noninterest expense	13,234	12,935	10,848	2.3%	22.0%
Income before income taxes	2,521	2,079	2,733	21.3%	(7.8)%
Provision for income taxes	891	721	923	23.6%	(3.5)%
Net income	$1,630	$1,358	$1,810	20.0%	(9.9)%

Earnings per common share:
Basic	$0.07	$0.06	$0.07
Diluted	$0.07	$0.05	$0.07
Weighted average shares outstanding:
Basic	24,129,512	24,575,211	26,183,381
Diluted	24,307,540	24,699,794	26,183,381

Blue Hills Bancorp, Inc.
Consolidated Statements of Net Income-Year to Date

(Unaudited, dollars in thousands, except share data)	Year to Date
	September 30, 2016	September 30, 2015	% Change
Interest and fees on loans	$42,854	$32,695	31.1%
Interest on securities	6,570	6,600	(0.5)%
Dividends	606	1,885	(67.9)%
Other	74	50	48.0%
Total interest and dividend income	50,104	41,230	21.5%
Interest on deposits	7,508	5,434	38.2%
Interest on borrowings	1,584	811	95.3%
Total interest expense	9,092	6,245	45.6%
Net interest and dividend income	41,012	34,985	17.2%
Provision for loan losses	3,958	2,141	84.9%
Net interest and dividend income, after provision for loan losses	37,054	32,844	12.8%
Deposit account fees	971	987	(1.6)%
Interchange and ATM fees	1,158	1,133	2.2%
Mortgage banking	2,037	236	763.1%
Loan level derivative fee income	1,731	1,287	34.5%
Realized securities gains, net	982	1,823	(46.1)%
Bank-owned life insurance income	776	763	1.7%
Bank-owned life insurance death benefit gains	506	—	NM
Miscellaneous	159	126	26.2%
Total noninterest income	8,320	6,355	30.9%
Salaries and employee benefits	21,619	16,721	29.3%
Occupancy and equipment	5,079	4,579	10.9%
Data processing	2,472	2,601	(5.0)%
Professional fees	1,902	1,909	(0.4)%
Advertising	1,746	1,682	3.8%
FDIC deposit insurance	968	807	20.0%
Directors' fees	1,081	329	228.6%
Amortization of core deposit intangible	954	1,241	(23.1)%
Other general and administrative	2,416	2,265	6.7%
Total noninterest expense	38,237	32,134	19.0%
Income before income taxes	7,137	7,065	1.0%
Provision for income taxes	2,482	2,250	10.3%
Net income	$4,655	$4,815	(3.3)%

Earnings per common share:
Basic	$0.19	$0.18
Diluted	$0.19	$0.18
Weighted average shares outstanding:
Basic	24,585,570	26,250,065
Diluted	24,708,559	26,250,065

Blue Hills Bancorp Inc.
Consolidated Statements of Net Income - Trend
	Quarters Ended
(Unaudited, dollars in thousands, except share data)	September 30,	June 30,	March 31,	December 31,	September 30,
	2016	2016	2016	2015	2015
Interest and fees on loans	$15,113	$14,138	$13,603	$12,647	$11,509
Interest on securities	2,238	2,037	2,295	2,228	2,227
Dividends	312	155	139	2,183	1,673
Other	22	26	26	13	9
Total interest and dividend income	17,685	16,356	16,063	17,071	15,418
Interest on deposits	2,732	2,484	2,292	2,093	1,926
Interest on borrowings	458	556	570	406	287
Total interest expense	3,190	3,040	2,862	2,499	2,213
Net interest and dividend income	14,495	13,316	13,201	14,572	13,205
Provision (credit) for loan losses	2,872	1,113	(27)	1,949	1,318
Net interest and dividend income, after provision (credit) for loan losses	11,623	12,203	13,228	12,623	11,887
Deposit account fees	347	307	317	327	319
Interchange and ATM fees	418	393	347	378	430
Mortgage banking	1,262	531	244	46	52
Loan level derivative fee income	770	322	639	833	513
Realized securities gains (losses), net	562	664	(244)	145	238
Bank-owned life insurance income	262	257	257	268	258
Bank-owned life insurance death benefit gains	297	209	—	—	—
Miscellaneous	214	128	(183)	327	(116)
Total noninterest income	4,132	2,811	1,377	2,324	1,694
Salaries and employee benefits	7,596	7,138	6,885	5,849	5,591
Occupancy and equipment	1,807	1,653	1,619	1,688	1,617
Data processing	908	803	761	909	939
Professional fees	743	678	481	780	610
Advertising	495	719	532	776	620
FDIC deposit insurance	270	352	346	192	262
Directors' fees	344	399	338	315	112
Amortization of core deposit intangible	294	318	342	366	390
Other general and administrative	777	875	764	1,073	707
Total noninterest expense	13,234	12,935	12,068	11,948	10,848
Income before income taxes	2,521	2,079	2,537	2,999	2,733
Provision for income taxes	891	721	870	587	923
Net income	$1,630	$1,358	$1,667	$2,412	$1,810

Earnings per common share:
Basic	$0.07	$0.06	$0.07	$0.09	$0.07
Diluted	$0.07	$0.05	$0.07	$0.09	$0.07
Weighted average shares outstanding:
Basic	24,129,512	24,575,211	25,066,086	25,500,755	26,183,381
Diluted	24,307,540	24,699,794	25,132,441	25,554,961	26,183,381

Blue Hills Bancorp Inc.
Average Balances/Yields
(Unaudited, dollars in thousands)	Quarters Ended
	September 30, 2016			June 30, 2016			September 30, 2015
	Average balance	Interest	Yield/Cost	Average balance	Interest	Yield/Cost	Average balance	Interest	Yield/Cost
Interest-earning assets
Total loans (1)	$1,726,088	$15,166	3.50%	$1,635,256	$14,191	3.49%	$1,316,514	$11,562	3.48%
Securities (1)	403,038	2,414	2.38	419,685	2,080	1.99	429,667	3,838	3.54
Other interest earning assets and FHLB stock	31,236	170	2.17	36,584	162	1.78	34,061	106	1.23
Total interest-earning assets	2,160,362	17,750	3.27%	2,091,525	16,433	3.16%	1,780,242	15,506	3.46%
Non-interest-earning assets	106,589			100,104			89,085
Total assets	$2,266,951			$2,191,629			$1,869,327

Interest-bearing liabilities
NOW	$140,273	$17	0.05%	$139,100	$16	0.05%	$128,298	$15	0.05%
Regular savings	272,950	229	0.33	276,451	233	0.34	289,236	269	0.37
Money market	560,098	1,173	0.83	479,564	983	0.82	348,658	606	0.69
Certificates of deposit	471,040	1,313	1.11	458,328	1,252	1.10	392,170	1,036	1.05
Total interest-bearing deposits	1,444,361	2,732	0.75	1,353,443	2,484	0.74	1,158,362	1,926	0.66
Borrowings	224,660	458	0.81	271,242	556	0.82	135,554	287	0.84
Total interest-bearing liabilities	1,669,021	3,190	0.76%	1,624,685	3,040	0.75%	1,293,916	2,213	0.68%
Non-interest-bearing deposits	171,317			145,171			142,328
Other non-interest-bearing liabilities	33,936			27,513			20,368
Total liabilities	1,874,274			1,797,369			1,456,612
Stockholders' equity	392,677			394,260			412,715
Total liabilities and stockholders' equity	$2,266,951			$2,191,629			$1,869,327

Net interest and dividend income (FTE)		14,560			13,393			13,293
Less: FTE adjustment		(65)			(77)			(88)
Net interest and dividend income (GAAP)		$14,495			$13,316			$13,205

Net interest rate spread (FTE)			2.51%			2.41%			2.78%
Net interest margin (FTE)			2.68%			2.58%			2.96%
Total deposit cost			0.67%			0.67%			0.59%

(1) Interest income on tax-exempt securities and loans was adjusted to a fully taxable-equivalent (FTE) basis using a federal statutory tax rate of 34%.

Blue Hills Bancorp Inc.
Average Balances/Yields
(Unaudited, dollars in thousands)	Year to Date
	September 30, 2016			September 30, 2015
	Average balance	Interest	Yield/Cost	Average balance	Interest	Yield/Cost
Interest-earning assets
Total loans (1)	$1,643,829	$43,013	3.50%	$1,240,142	$32,844	3.54%
Securities (1)	417,526	6,862	2.20	427,064	8,391	2.63
Other interest earning assets and FHLB stock	34,835	458	1.76	42,438	249	0.78
Total interest-earning assets	2,096,190	50,333	3.21%	1,709,644	41,484	3.24%
Non-interest-earning assets	102,425			92,937
Total assets	$2,198,615			$1,802,581

Interest-bearing liabilities
NOW	$138,254	$49	0.05%	$124,832	$43	0.05%
Regular savings	278,624	713	0.34	296,364	880	0.40
Money market	490,472	3,002	0.82	314,828	1,585	0.67
Certificates of deposit	455,039	3,744	1.10	372,408	2,926	1.05
Total interest-bearing deposits	1,362,389	7,508	0.74	1,108,432	5,434	0.66
Borrowings	257,798	1,584	0.82	126,256	811	0.86
Total interest-bearing liabilities	1,620,187	9,092	0.75%	1,234,688	6,245	0.68%
Non-interest-bearing deposits	154,877			132,900
Other non-interest-bearing liabilities	29,324			20,694
Total liabilities	1,804,388			1,388,282
Stockholders' equity	394,227			414,299
Total liabilities and stockholders' equity	$2,198,615			$1,802,581

Net interest and dividend income (FTE)		41,241			35,239
Less: FTE adjustment		(229)			(254)
Net interest and dividend income (GAAP)		$41,012			$34,985

Net interest rate spread (FTE)			2.46%			2.56%
Net interest margin (FTE)			2.63%			2.76%
Total deposit cost			0.66%			0.59%

(1) Interest income on tax-exempt securities and loans was adjusted to a fully taxable-equivalent (FTE) basis using a federal statutory tax rate of 34%.

Blue Hills Bancorp, Inc.
Average Balances - Trend
(Unaudited, dollars in thousands)	Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2016	2016	2016	2015	2015
Interest-earning assets
Total loans	$1,726,088	$1,635,256	$1,569,240	$1,449,494	$1,316,514
Securities	403,038	419,685	430,015	427,752	429,667
Other interest earning assets and FHLB stock	31,236	36,584	36,723	33,222	34,061
Total interest-earning assets	2,160,362	2,091,525	2,035,978	1,910,468	1,780,242
Non-interest-earning assets	106,589	100,104	100,534	91,732	89,085
Total assets	$2,266,951	$2,191,629	$2,136,512	$2,002,200	$1,869,327

Interest-bearing liabilities
NOW	$140,273	$139,100	$135,367	$134,162	$128,298
Regular savings	272,950	276,451	286,533	287,003	289,236
Money market	560,098	479,564	430,989	397,998	348,658
Certificates of deposit	471,040	458,328	435,574	396,552	392,170
Total interest-bearing deposits	1,444,361	1,353,443	1,288,463	1,215,715	1,158,362
Borrowings	224,660	271,242	277,857	207,446	135,554
Total interest-bearing liabilities	1,669,021	1,624,685	1,566,320	1,423,161	1,293,916
Non-interest-bearing deposits	171,317	145,171	147,961	154,872	142,328
Other non-interest-bearing liabilities	33,936	27,513	26,471	21,878	20,368
Total liabilities	1,874,274	1,797,369	1,740,752	1,599,911	1,456,612
Stockholders' equity	392,677	394,260	395,760	402,289	412,715
Total liabilities and stockholders' equity	$2,266,951	$2,191,629	$2,136,512	$2,002,200	$1,869,327

Blue Hills Bancorp, Inc.
Yield Trend
(Unaudited, dollars in thousands)	Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2016	2016	2016	2015	2015
Interest-earning assets
Total loans (1)	3.50%	3.49%	3.50%	3.48%	3.48%
Securities (1)	2.38%	1.99%	2.21%	4.03%	3.54%
Other interest earning assets and FHLB stock	2.17%	1.78%	1.38%	1.33%	1.23%
Total interest-earning assets	3.27%	3.16%	3.19%	3.56%	3.46%

Interest-bearing liabilities
NOW	0.05%	0.05%	0.05%	0.06%	0.05%
Regular savings	0.33%	0.34%	0.35%	0.36%	0.37%
Money market	0.83%	0.82%	0.79%	0.73%	0.69%
Certificates of deposit	1.11%	1.10%	1.09%	1.08%	1.05%
Total interest-bearing deposits	0.75%	0.74%	0.72%	0.68%	0.66%
Borrowings	0.81%	0.82%	0.83%	0.78%	0.84%
Total interest-bearing liabilities	0.76%	0.75%	0.73%	0.70%	0.68%

Net interest rate spread (FTE)	2.51%	2.41%	2.46%	2.86%	2.78%
Net interest margin (FTE)	2.68%	2.58%	2.62%	3.04%	2.96%
Total deposit cost	0.67%	0.67%	0.64%	0.61%	0.59%
(1) Interest income on tax-exempt securities and loans was adjusted to a fully taxable-equivalent (FTE) basis using a federal statutory tax rate of 34%.

Blue Hills Bancorp, Inc.
Selected Financial Highlights
(Unaudited, dollars in thousands, except share data)	Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2016	2016	2016	2015	2015
Performance Ratios (annualized)

Basic EPS	$0.07	$0.06	$0.07	$0.09	$0.07
Diluted EPS	$0.07	$0.05	$0.07	$0.09	$0.07

Return on average assets (ROAA)	0.29%	0.25%	0.31%	0.48%	0.38%

Return on average equity (ROAE)	1.65%	1.39%	1.69%	2.38%	1.74%

Return on average tangible common equity (ROATCE) (1) (2)	1.70%	1.43%	1.75%	2.45%	1.79%

Efficiency Ratio	71%	72%	83%	70%	73%
(1) Average tangible common equity equals average total equity less goodwill and intangibles.

(2) ROATCE, average tangible common equity, tangible common equity, and tangible assets are non-GAAP measures and may not be comparable to similar non-GAAP measures used by other companies. Management believes that these non-GAAP measures are meaningful because it is standard practice for companies in the banking industry to disclose these measures. Therefore, management believes these measures provide useful information to investors by allowing them to make peer comparisons.

Blue Hills Bancorp, Inc.
Selected Financial Highlights
(Unaudited, dollars in thousands, except share data)	Year to Date
	September 30, 2016	September 30, 2015
Performance Ratios (annualized)

Basic and diluted EPS	$0.19	$0.18

Return on average assets (ROAA)	0.28%	0.36%

Return on average equity (ROAE)	1.58%	1.55%

Return on average tangible common equity (ROATCE) (1) (2)	1.62%	1.60%

Efficiency Ratio	78%	78%
(1) Average tangible common equity equals average total equity less average goodwill and intangibles.

(2) ROATCE, average tangible common equity, tangible common equity, and tangible assets are non-GAAP measures and may not be comparable to similar non-GAAP measures used by other companies. Management believes that these non-GAAP measures are meaningful because it is standard practice for companies in the banking industry to disclose these measures. Therefore, management believes these measures provide useful information to investors by allowing them to make peer comparisons.

Blue Hills Bancorp, Inc.
Selected Financial Highlights
(Unaudited, dollars in thousands, except share data)	At or for the Quarters Ended			At or for the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2016	2016	2015	2016	2015
Asset Quality
Nonperforming Assets	$7,849	$14,983	$4,999	$7,849	$4,999
Nonperforming Assets/Total Assets	0.34%	0.67%	0.26%	0.34%	0.26%
Allowance for Loan Losses/Total Loans	1.01%	1.07%	1.10%	1.01%	1.10%
Net Charge-offs	$3,221	$19	$13	$3,330	$32
Annualized Net Charge-offs/Average Loans	0.74%	—%	—%	0.41%	—%
Allowance for Loan Losses/ Nonperforming Loans	226%	121%	302%	226%	302%

Capital/Other
Common shares outstanding	26,966,942	27,397,842	28,150,313
Book value per share	$14.45	$14.31	$14.48
Tangible book value per share	$14.05	$13.90	$14.05
Tangible Common Equity/Tangible Assets (2) (3)	16.45%	17.08%	20.57%
Full-time Equivalent Employees	223	231	204
(2) ROATCE, average tangible common equity, tangible common equity, and tangible assets are non-GAAP measures and may not be comparable to similar non-GAAP measures used by other companies. Management believes that these non-GAAP measures are meaningful because it is standard practice for companies in the banking industry to disclose these measures. Therefore, management believes these measures provide useful information to investors by allowing them to make peer comparisons.

(3) Tangible common equity equals total equity less goodwill and intangibles, Tangible assets equals total assets less goodwill and intangibles.